SPLIT-OFF INTERCOMPANY AGREEMENT

THIS SPLIT-OFF INTERCOMPANY AGREEMENT (the “Agreement”), is effective this 30th day of September, 2013 (the “Effective Date”), by and between GLOBAL CASINOS, INC., a Utah corporation (“Global”), and GEMINI GAMING, LLC, a Colorado limited liability company (“Gemini”),

RECITALS

A.

This Agreement is being executed and delivered in connection with the consummation of that certain Amended and Restated Split-Off Agreement between Global and Gemini dated as of May 2, 2013 (the “Split-Off Agreement”), pursuant to which Global is selling to Gemini all of its interest in the equity securities of its subsidiaries Casinos USA, Inc. (“Casinos”), Doc Holliday Casino II, LLC (“Docs”) and Global Gaming Technologies, LLC (“GGT”).

B.

The parties desire to provide for the elimination of a portion of intercompany debits and credits between Global, on the one hand, and Casinos, Docs and GGT  on the other.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements set forth herein and in the Split-Off Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Intercompany Debits and Credits.   The parties agree that as of the Effective Date of the Spin-Off, there exist intercompany debits and credits between and among Global, Casinos, Docs and GGT (“Intercompany Debits and Credits”) including, without limitation:

(a)

note payable, principal and interest from Casinos to Global in the principal amount of $550,000;

(b)

management fees payable from Casinos to Global, accrued and unpaid;

(c)

accrued interest on senior mortgage due from Casinos to Global prior to the assignment of the mortgage note from Global to Gemini;

(d)

advances payable by Docs to Global, together with accrued interest; and

(e)

advances payable by GGT to Global, together with accrued interest.

2.

Elimination of Certain Intercompany Debits and Credits.  The parties agree that as of the Effective Date of the Spin-Off,   the Intercompany Debits and Credits listed in Section 1(a) above will be eliminated, such that there will no longer be any outstanding obligations or entitlements between Global, on the one hand, and Casinos, Docs and/or GGT on the other.

3.

Survival of Certain Debits and Credits.   Nothing contained in this Agreement shall be construed or result in any impairment, limitation or elimination of (i) any intercompany debits and credit between and among Casinos, Docs and/or GGT or (ii) the senior mortgage note and deed of trust encumbering the Bull Durham Casino real property and improvements located at 110 Main Street, Black Hawk, Colorado which is being assigned to Gemini as part of the Split-Off.

4.

Attorneys’ Fees.  In the event of dispute under this Agreement, the prevailing party shall be obligated to pay the non-prevailing party’s (whether or not suit is filed) reasonable attorney’s fees and costs incurred in connection with such dispute, including without limitation any and all costs and fees incurred in any insolvency, bankruptcy or similar proceedings, state or federal, whether voluntarily or involuntarily commenced.

5.

Binding on Heirs and Successors.  This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

6.

Entire Agreement, Modification, Waiver.  This Agreement, together with documents and instruments delivered in connection herewith, contain the entire agreement of the parties relating to the subject matter hereof.  Any oral representations, supplements or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

7.

Governing Law and Arbitration.  This Agreement is executed and intended to be performed in the State of Colorado, and the laws of that State shall govern its interpretation and effect.  Any dispute or claim in law or equity between the parties arising out of this Agreement or any resulting transaction which is not settled though mediation within thirty (30) days shall be decided by neutral, binding arbitration in Boulder County, Colorado, and not by court action, except as provided by Colorado law for judicial review of arbitration proceeding.  The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Services, Inc. (JAMS).  The claimant first filing for the arbitration shall make the selection between AAA and JAMS rules.  The parties to arbitration may agree in writing to use different rules and/or arbitrator(s).  In all other respects, the arbitration shall be conducted in accordance with the Federal Rules of Civil Procedure.  In any arbitration, the prevailing party shall be entitled to recover its costs and attorney’s fees incurred in both the mediation and arbitration. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with the Federal Rules of Civil Procedure.  The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

8.

Captions.  The captions and section headings used herein are for convenience and for ease of reference only and constitute no part of this Agreement or understanding between the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions hereof.

9.

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.

Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.

Singular, Plural, etc.  Whenever the singular number is used herein and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, partnership, joint venture, trust, estate, or other association.

12.

Invalidity.  In the event that any condition, covenant, promise, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, promise, condition, or other provision herein contained.  If such condition, covenant, promise, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

13.

Execution.  This Agreement shall be executed in duplicate original.  Transmittal of fully-executed signature pages to the other party by facsimile shall be deemed to constitute execution, provided original signature pages are simultaneously transmitted to that party by overnight mail.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

GLOBAL CASINOS, INC. By: /s/ Christopher Brogdon Name: Christopher Brogdon Title: President	GEMINI GAMING, LLC By: __/s/ Clifford L. Neuman Name: Clifford L. Neuman Title: President

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